Exhibit 32.1
Certification of the Chief Executive Officer
Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
In connection with the Quarterly Report of Emergent Capital, Inc. (the Registrant) on Form 10-Q for the period ended June 30, 2018 as filed with the U.S. Securities and Exchange Commission on the date hereof (the Report), I, Patrick J. Curry, Chief Executive Officer of the Registrant, certify to the best of my knowledge, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ Patrick J. Curry
Patrick J. Curry
Chief Executive Officer and Director

August 20, 2018